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                                                                   Exhibit 10.17

                       THE NORTH AMERICAN COAL CORPORATION
               DEFERRED COMPENSATION PLAN FOR MANAGEMENT EMPLOYEES

                 (AS AMENDED AND RESTATED AS OF JANUARY 1, 2005)

NA Coal NQ/Def. Comp. Plan JOBS Act Restatement

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                       THE NORTH AMERICAN COAL CORPORATION
               DEFERRED COMPENSATION PLAN FOR MANAGEMENT EMPLOYEES

          The North American Coal Corporation (the "Company") does hereby adopt this amendment and restatement of The North American Coal Corporation Deferred Compensation Plan for Management Employees, effective as of January 1, 2005.

                                   ARTICLE I.
                                  INTRODUCTION

Section 1.01 Effective Date. The effective date of this restatement of the Plan is January 1, 2005.

Section 1.02 Purpose of the Plan. The purpose of this Plan is to provide for certain Employees the benefits they would have received under the Savings Plan but for the limitations imposed under Code Sections 402(g), 401(a)(17), 401(k)(3), 401(m) and 415.

Section 1.03 Governing Law. This Plan shall be regulated, construed and administered under the laws of the State of Ohio, except when preempted by federal law.

Section 1.04 Gender and Number. For purposes of interpreting the provisions of this Plan, the masculine gender shall be deemed to include the feminine, the feminine gender shall be deemed to include the masculine, and the singular shall include the plural unless otherwise clearly required by the context.

Section 1.05 Status of Plan. This document is classified as a single "plan" for purposes of recordkeeping, the Code and the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). For purposes of the federal securities laws, however, this document shall be classified as two separate "plans." One plan shall consist of the Accounts of those persons who satisfy the requirements of an "accredited investor" or a "sophisticated purchaser" under Rule 506 of the Securities Act of 1933 and the other plan shall consist of the Accounts of all other Plan Participants.

Section 1.06 Application of the American Jobs Creation Act ("AJCA").

     (a) The following Sub-Accounts (collectively, the "Pre-2005 Sub-Accounts") (and all earnings thereon) are "grandfathered" under Code Section 409A (as enacted by the AJCA) and, as such, will continue to be governed by the law applicable to nonqualified deferred compensation prior to the enactment of Code Section 409A: (i) the VAP Deferral Sub-Account; (ii) amounts credited to the Excess 401(k) Sub-Account for periods prior to January 1, 2005 (the "Pre-2005 Excess 401(k) Sub-Account"); (iii) amounts credited to the Excess Matching Sub-Account for periods prior to January 1, 2005 (the "Pre-2005 Excess Matching Sub-Account"); and
          (iv) amounts credited to the Excess Profit Sharing Sub-Account for Pre-2005 Plan Years (including the amount that was credited in 2005 for the 2004 Plan Year) (the "Pre-2005 Excess Profit Sharing Sub-Account").

     (b) The following Sub-Accounts (collectively, the "Post-2004 Sub-Accounts") (and all earnings thereon) are subject to the provisions of Code Section 409A, as enacted by the

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          AJCA: (i) amounts credited to the Excess 401(k) Sub-Account for periods on or after January 1, 2005 (the "Post-2004 Excess 401(k) Sub-Account"); (ii) amounts credited to the Excess Matching Sub-Account for periods on or after January 1, 2005 (the "Post-2004 Excess Matching Sub-Account"); and (iii) amounts credited to the Excess Profit Sharing Sub-Account for the 2005 Plan Year and beyond (beginning with amounts credited in 2006 for the 2005 Plan Year) (the "Post-2004 Excess Profit Sharing Sub-Account"). It is intended that the provisions of the Plan that relate to the Post-2004 Sub-Accounts be administered in accordance with the requirements of Code Section 409A, so as to prevent the inclusion in gross income of any amount credited to the Participant's Post-2004 Sub-Accounts hereunder in a taxable year that is prior to the taxable year or years in which such amounts would otherwise actually be distributed or made available to the Participants.

                                  ARTICLE II.
                                  DEFINITIONS

     Except as otherwise provided in this Plan, terms defined in the Savings Plan as they may be amended from time to time shall have the same meanings when used herein, unless a different meaning is clearly required by the context of this Plan. In addition, the following words and phrases shall have the following respective meanings for purposes of this Plan.

Section 2.01 Account shall mean the record maintained in accordance with Section
3.05 by the Employer as the sum of the Participant's Excess Retirement Benefits hereunder. The Participant's Account shall be further divided into the Sub-Accounts described in Section 1.06 hereof.

Section 2.02 Beneficiary shall mean the person or persons designated by the Participant as his Beneficiary under this Plan, in accordance with the provisions of Article VII hereof.

Section 2.03 Benefits Committee shall mean the NACCO Industries, Inc. Benefits Committee.

Section 2.04 Bonus shall mean any bonus under The North American Coal Corporation Annual Incentive Compensation Plan that would be taken into account as Compensation under the Savings Plan, which is earned with respect to services performed by a Participant during a Plan Year (whether or not such Bonus is actually paid to the Participant during such Plan Year). An election to defer a Bonus under this Plan must be made before the period in which the services are performed which gives rise to such Bonus.

Section 2.05 Company shall mean The North American Coal Corporation or any entity that succeeds The North American Coal Corporation by merger reorganization or otherwise.

Section 2.06 Compensation shall have the same meaning as under the Savings Plan, except that Compensation shall be deemed to include (a) the amount of compensation deferred by the Participant under this Plan, excluding VAP Deferral Benefits and (b) amounts in excess of the limitation imposed by Code Section 401(a)(17). Notwithstanding the foregoing, the timing and crediting of Bonuses hereunder shall be as specified in Section 3.01.

Section 2.07 Compensation Committee shall mean the Compensation Committee of the Board of Directors of the Company.


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Section 2.08 Employer shall mean the Company and any other Controlled Group
Member that adopts this Plan pursuant to Section 8.07.

Section 2.09 Excess Retirement Benefit or Benefit shall mean a VAP Deferral Benefit, an Excess Profit Sharing Benefit, an Excess 401(k) Benefit or an Excess Matching Benefit (all as described in Article III) that is payable to or with respect to a Participant under this Plan.

Section 2.10 Fixed Income Fund shall mean the Stable Asset Fund under the Savings Plan or any equivalent fixed income fund thereunder which is designated by the NACCO Industries, Inc. Retirement Funds Investment Committee as the successor to the Stable Asset Fund.

Section 2.11 Insolvent. For purposes of this Plan, an Employer shall be considered Insolvent at such time as it (a) is unable to pay its debts as they mature, or (b) is subject to a pending voluntary or involuntary proceeding as a debtor under the United States Bankruptcy Code.

Section 2.12 Key Employee shall mean a key employee, as defined in Code Section 416(i) (without regard to paragraph (5) thereof) of an Employer, as long as the stock of NACCO (or a related entity) is publicly traded on an established securities market or otherwise on the date of the Employee's Termination of Employment. Key Employees are identified on a Controlled Group-wide basis and include non-resident alien Employees (whether or not such Employees are eligible to participate in the Plan). The selected identification date for Key Employees is December 31st. As such, any Employee who is classified by the Company as a Key Employee as of December 31st of a particular Plan Year shall maintain such classification for the 12-month period commencing the following April 1st. The Company shall have the sole and absolute discretion to classify Employees as Key Employees hereunder. To the extent determined by the Company, such classification may include up to 75 highly compensated Employees (including some who do not meet the statutory requirements of a Key Employee) as long as such determination is made in a consistent, reasonable and good faith manner.

Section 2.13 NACCO shall mean NACCO Industries, Inc.

Section 2.14 Participant.

     (a) For purposes of Sections 3.01 and 3.02 of the Plan, the term "Participant" means an Employee of an Employer (other than a San Miguel Employee or a Florida Dragline Employee) who is a Participant in the Savings Plan (i) who is unable to make all of the Before-Tax Contributions that he has elected to make to the Savings Plan, or is unable to receive the maximum amount of Matching Contributions under the Savings Plan because of the limitations of Code Section 402(g), 401(a)(17), 401(k)(3), 401(m) or 415; (ii) who is in salary grade 14 or above; and (iii) whose total compensation from the Controlled Group for the year in which a deferral election is required is at least $115,000.

     (b) For purposes of Section 3.04 of the Plan, the term "Participant" means an Employee of an Employer (i) who is a Salaried Profit Sharing Employee under the Savings Plan, (ii) whose Profit Sharing Contribution under the Savings Plan is limited by the application of Code Section 401(a)(17) or 415 or is reduced due to his deferral of Compensation under this Plan, (iii) who is in salary grade 14 or above, and (iv) whose total compensation from the Controlled Group for the year in which an Excess Profit Sharing Benefit is required is at least $115,000.


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     (c)  The term "Participant" shall also include any other person who has an
          Account balance hereunder or who was defined as a participant in a prior version of the Plan.

Section 2.15 Plan shall mean The North American Coal Corporation Deferred Compensation Plan for Management Employees, as herein set forth or as duly amended.

Section 2.16 Plan Administrator shall mean the Administrative Committee appointed under the Savings Plan.

Section 2.17 Plan Year shall mean the calendar year.

Section 2.18 ROTCE shall mean the consolidated return on total capital employed for NACCO, as determined by NACCO, for purposes of the NACCO Industries, Inc. Annual Incentive Compensation Plan as in effect for a particular Plan Year.

Section 2.19 Savings Plan shall mean The North American Coal Corporation Retirement Savings Plan (or any successor plan).

Section 2.20 Termination of Employment shall mean a separation of service as defined under Code Section 409A (and the regulations and other guidance issued thereunder).

Section 2.21 Unforeseeable Emergency shall mean an event which results in a severe financial hardship to the Participant as a consequence of (a) an illness or accident of the Participant, the Participant's spouse or a dependent within the meaning of Code Section 152(a), (b) loss of the Participant's property due to casualty or (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

Section 2.22 Valuation Date shall mean the last business day of each Plan Year and any other date chosen by the Plan Administrator.

                                  ARTICLE III.
                           EXCESS RETIREMENT BENEFITS

Section 3.01 Basic and Additional Excess 401(k) Benefits.

     (a) Amount of Excess 401(k) Benefits. Each Participant may, on or prior to each December 31st , by completing an approved deferral election form, direct his Employer to reduce his Compensation for the next Plan Year by an amount equal to the difference between (i) a specified percentage, in 1% increments, with a maximum of 25%, of his Compensation for the Plan Year, and (ii) the maximum Before-Tax Contributions actually permitted to be contributed for him to the Profit Sharing Plan for such Plan Year by reason of the application of the limitations under Code Sections 402(g), 401(a)(17), 401(k)(3)and
          415. All amounts deferred under this Section shall be referred to herein collectively as the "Excess 401(k) Benefits." Notwithstanding the foregoing, a Participant's direction to reduce a Bonus earned during a particular Plan Year shall be made no later than December 31st of the Plan Year preceding the Plan Year in which the Bonus commences to be earned. As a result, Bonuses that are paid in 2005 shall not be taken into account for purposes of calculating Excess 401(k) Benefits hereunder.


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     (b)  Classification of Excess 401(k) Benefits. The Excess 401(k) Benefits
          for a particular Plan Year shall be calculated monthly and shall be further divided into the "Basic Excess 401(k) Benefits" and the "Additional Excess 401(k) Benefits" as follows:

          (i) The Basic Excess 401(k) Benefits shall be determined by multiplying each Excess 401(k) Benefit by a fraction, the numerator of which is the lesser of the percentage of Compensation elected to be deferred in the deferral election form for such Plan Year or 7% and the denominator of which is the percentage of Compensation elected to be deferred; and

          (ii) The Additional Excess 401(k) Benefits (if any) shall be determined by multiplying such Excess 401(k) Benefit by a fraction, the numerator of which is the difference between (1) the percentage of Compensation elected to be deferred in the deferral election form for such Plan Year and (2) 7%, and the denominator of which is the percentage of Compensation elected to be deferred.

          (iii) The Basic Excess 401(k) Benefits shall be credited to the Basic Excess 401(k) Sub-Account under this Plan and the Additional Excess 401(k) Benefits shall be credited to the Additional Excess 401(k) Sub-Account hereunder. The Basic and Additional Excess 401(k) Sub-Accounts shall be referred to collectively as the "Excess 401(k) Sub-Account."

     (c) Consequences of Deferral Election. Any direction by a Participant to defer Compensation under Subsection (a) shall be effective with respect to Compensation otherwise payable to the Participant during the Plan Year for which the deferral election form is effective, and the Participant shall not be eligible to receive such Compensation. Instead, such amounts shall be credited to the Participant's Excess 401(k) Sub-Account hereunder. Any such direction shall be irrevocable with respect to Compensation earned for such Plan Year, but shall have no effect on Compensation that is earned in subsequent Plan Years. A new deferral election will be required for each Plan Year.

     (d) Time of Payment Election. The initial deferral election made by a Participant under this Plan shall also contain the Participant's IRREVOCABLE election regarding the payment date of the Participant's Pre-2005 and/or Post-2004 Excess 401(k) Sub-Account hereunder. A Participant who does not timely and properly file such an election form shall be deemed to have elected to receive such Benefits as soon as practicable following the date on which he ceases to be an Employee of the Controlled Group (for Pre-2005 Sub-Accounts) or incurs a Termination of Employment (for Post-2004 Sub-Accounts). The Participant may elect to commence payment of such Sub-Accounts on one of the following dates:

          (1) the date on which he ceases to be an Employee of the Controlled Group (or incurs a Termination of Employment for Post-2004 Sub-Accounts),

          (2) the date on which he attains an age specified in the deferral election form,

          (3)  the earlier of such dates, or

          (4)  the later of such dates (for Pre-2005 Sub-Accounts only).


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          In the event that a Participant elects to receive his Post-2004 Excess
401(k) Sub-Account at a specified age (or the earlier of a specified age or Termination of Employment) and the Participant continues to be employed past such date, any additional amounts that are credited to his Post-2004 Excess 401(k) Sub-Account shall automatically be paid to the Participant in the form of a lump sum payment at his Termination of Employment.

     (e) Post-Payment Date Deferrals. In the event that a Participant elects to receive his Post-2004 Excess 401(k) Sub-Account at a specified age (or the earlier of a specified age or Termination of Employment) and the Participant continues to be employed past such date, any additional amounts that are credited to his Post-2004 Excess 401(k) Sub-Account shall automatically be paid to the Participant in the form of a lump sum payment at his Termination of Employment.

     (f) Automatic Termination of Deferral Elections. The deferral election of a Participant whose eligibility to make Before-Tax Contributions to the Savings Plan has been involuntarily suspended because he has taken a Hardship withdrawal shall automatically terminate. Such termination shall be in effect for the remainder of the Plan Year in which he receives such Hardship withdrawal (or, if later, the end of the Plan Year that includes the end of his period of suspension from the Savings Plan). As a result, the Participant shall be required to reenroll in this Plan effective as of the next applicable January 1st.

Section 3.02 Excess Matching Benefits. A Participant shall have credited to his Basic Excess Matching Sub-Account an amount equal to the Matching Contributions attributable to his Basic Excess 401(k) Benefits that he is prevented from receiving under the Savings Plan because of the limitations imposed under Code Sections 402(g), 401(a)(17), 401(k)(3), 401(m) and 415 (the "Excess Matching
Benefits"). Payment of the Participant's Excess Matching Sub-Account shall be made at the same time and in the same form as the payment of the Participant's corresponding Excess 401(k) Sub-Account.

Section 3.03 VAP Deferral Benefits. The Accounts of certain Participants contain amounts that were allocated to a VAP Deferral Sub-Account (the "VAP Deferral Benefits") hereunder prior to December 31, 2004. Participants were required to make an IRREVOCABLE election regarding the payment date for their VAP Deferral Sub-Account at the time of the initial deferral election. A Participant who failed to timely make such an election shall be deemed to have elected to receive such payment on the date on which he ceases to be an Employee of the Controlled Group.

Section 3.04 Excess Profit Sharing Benefits. Each Employer shall credit to a Sub-Account (the "Excess Profit Sharing Sub-Account") established for each Participant who is an Employee of such Employer, an amount equal to the excess, if any, of (i) the amount of the Employer's Profit Sharing Contribution that would have been made to the Savings Plan on behalf of the Participant for a Plan Year if (1) such Plan did not contain the limitations imposed under Code Sections 401(a)(17) and 415 and (2) the term "Compensation" (as defined in Section 2.06 hereof) were used for purposes of determining the amount of Profit Sharing Contributions under the Savings


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Plan, over (ii) the amount of the Employer's Profit Sharing Contribution that is actually made to the Savings Plan on behalf of the Participant for such Plan
Year (the "Excess Profit Sharing Benefits").

Section 3.05 Participants' Accounts. Each Employer shall establish and maintain on its books for each Participant who is an Employee of such Employer an Account which shall contain the following entries:

     (a) Credits to a Basic or Additional Excess 401(k) Sub-Account (as applicable) for the Excess 401(k) Benefits described in Section 3.01, which shall be credited to the Sub-Account when a Participant is prevented from making a Before-Tax Contribution under the Savings Plan;

     (b) Credits to a Basic Excess Matching Sub-Account for the Basic Excess Matching Benefits described in Section 3.02, which shall be credited to the Sub-Account when a Participant is prevented from receiving Matching Contributions under the Savings Plan;

     (c) Credits to a VAP Deferral Sub-Account for the VAP Deferral Benefits described in Section 3.03, which were credited to the Sub-Account at the time such Benefits were deferred under this Plan;

     (d) Credits to an Excess Profit Sharing Sub-Account for the Excess Profit Sharing Benefits described in Section 3.04, which shall be credited to the Sub-Account at the time the Profit Sharing Contributions are otherwise credited to Participants' accounts under the Savings Plan;

     (e) Credits to all Sub-Accounts for the earnings described in Article IV, which shall continue until such Sub-Accounts have been distributed to the Participant or his Beneficiary; and

     (f) Debits for any distributions made from the Sub-Accounts and for any amounts forfeited under Section 6.04(b).

     (g) The Employers shall make the above-described credits and debits to the Participant's Pre-2005 Sub-Accounts or the Post-2004 Sub-Accounts, as applicable, in accordance with Code Section 409A.

Section 3.06 Statements. Participants shall be provided with statements of their Account balances at least once each Plan Year.

                                  ARTICLE IV.
                                   EARNINGS

Section 4.01 Earnings on Basic 401(k), Basic Matching and Excess Profit Sharing Sub-Accounts.

     (a) Subject to Subsection (b) and Section 4.04, at the end of each calendar month during a Plan Year, the Basic Excess 401(k) Sub-Account, the Basic Excess Matching Sub-Account and the Excess Profit Sharing Sub-Account of each Participant shall be credited with an amount determined by multiplying such Participant's average Sub-Account


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          balance during such month by the blended rate earned during such month by the Fixed Income Fund. Notwithstanding the foregoing, in the event that the ROTCE determined for such Plan Year exceeds the rate credited to the Participant's Sub-Accounts under the preceding sentence, such Sub-Accounts shall retroactively be credited with the difference between (i) the amount determined under the preceding sentence, and
          (ii) the amount determined by multiplying the Participant's average Sub-Account balance during each month of such Plan Year by the ROTCE determined for such Plan Year, compounded monthly.

     (b) The ROTCE calculation described in Subsection (a) shall be made during the month in which the Participant terminates employment and shall be based on the year-to-date ROTCE for the month ending prior to the date the Participant terminated employment, as calculated by NACCO. For any subsequent month following such termination, the ROTCE calculation shall not apply. The Fixed Income Fund calculation described in Subsection (a)for the month in which the Participant receives a distribution from his Sub-Account shall be based on the blended rate earned during the preceding month by the Fixed Income Fund.

Section 4.02 Earnings on Additional Excess 401(k) Sub-Accounts. Subject to
Section 4.04, at the end of each calendar month during a Plan Year, the Additional Excess 401(k) Sub-Account of each Participant shall be credited with an amount determined by multiplying such Participant's average Sub-Account balance during such month by the blended rate earned during such month by the Fixed Income Fund. The earnings calculation for the month in which the Participant receives a distribution from his Sub-Account shall be based on the blended rate earned during the preceding month by the Fixed Income Fund.

Section 4.03 Earnings on VAP Deferral Sub-Accounts. Subject to Section 4.04, at the end of each calendar month during a Plan Year, the VAP Deferral Sub-Account of each Participant shall be credited with an amount determined by multiplying such Participant's average Sub-Account balance during such month by "10-Year U.S. Treasury Yield" plus 2.0%. For purposes hereof, the 10-Year U.S. Treasury Yield shall be the 10 year yield on U.S. Treasury issues as listed in the Bond Market Data Bank for the last day of the preceding calendar quarter as printed in the Wall Street Journal (or as published on the website for the Wall Street Journal) . In the event that a yield is not listed for a maturity exactly 10 years from the calendar quarter end, the next preceding chronological treasury bond issue yield shall be used.

Section 4.04 Changes in/Limitations on Earnings Assumptions.

     (a) To the extent not prohibited by Code Section 409A, the Company (with the approval or ratification of the Benefits Committee) or the Compensation Committee may change (but not suspend) the earnings rate credited on Accounts hereunder at any time.

     (b) Notwithstanding any provision of the Plan to the contrary, in no event will earnings on Accounts for a Plan Year be credited at a rate which exceeds 14%.


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                                   ARTICLE V.
                                    VESTING

Section 5.01 Vesting A Participant shall always be 100% vested in the amounts credited to his Account hereunder.

                                  ARTICLE VI.
                    TIME AND FORM OF PAYMENT TO PARTICIPANTS

Section 6.01 Excess Profit Sharing Benefits.

     (a) Pre-2005 Excess Profit Sharing Sub-Accounts. Amounts allocated to a Participant's Pre-2005 Excess Profit Sharing Sub-Account shall be paid in the form of a lump sum payment at the same time as the Profit Sharing Contributions are paid (or commence to be paid) under the Savings Plan.

     (b) Post-2004 Excess Profit Sharing Sub-Accounts. The Participant shall elect the payment date for his entire Post-2004 Excess Profit Sharing Sub-Account prior to December 31, 2004 (or when the Plan first becomes applicable to him, if later). He may elect to receive payment of his Post-2004 Excess Profit Sharing Sub-Account as soon as practicable following (i) the date on which he incurs a Termination of Employment,
          (ii) the date he attains a specified age or (iii) the earlier of such dates. A Participant who does not timely and properly file such an election shall be deemed to have elected to receive amounts allocated to his Post-2004 Excess Profit Sharing Sub-Account as soon as practicable following the date of his Termination of Employment. Once made, the election (or deemed election) of the time of payment of the Post-2004 Excess Profit Sharing Sub-Account shall be IRREVOCABLE. Amounts allocated to a Participant's Post-2004 Excess Profit Sharing Sub-Account shall automatically be paid in the form of a lump sum payment. In the event that a Participant elects to receive his Post-2004 Excess Profit Sharing Sub-Account at a specified age (or the earlier of a specified age or Termination of Employment) and the Participant continues to be employed past such date, any additional amounts that are credited to his Post-2004 Profit Sharing Sub-Account shall automatically be paid to the Participant in the form of a lump sum payment at his Termination of Employment.

Section 6.02 VAP Deferral Sub-Account. A Participant's VAP Deferral Sub-Account shall be paid (or commence to be paid) at the time originally elected by the Participant under Section 3.03. VAP Deferral Benefits shall be subject to the form of payment rules described in Section 6.03(b) below.

Section 6.03 Excess 401(k) and Excess Matching Sub-Accounts.

     (a) Timing. The Excess 401(k) Sub-Account and the Excess Matching Sub-Account shall be paid (or commence to be paid) to the Participant on the date elected (or deemed elected) in the Participant's initial deferral election form (as provided in Section 3.01).

     (b) Form of Payment of Pre-2005 Sub-Accounts. The Pre-2005 Excess 401(k) and Matching Sub-Account (and the VAP Deferral Sub-Account) shall be distributed to the Participant in the form of ten annual installments. All installment payments under the Plan will be


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          based on the value of the applicable Sub-Account on the Valuation Date immediately preceding the date on which such installment is to be paid, with each installment being a fraction of such value in which the numerator is one and the denominator is the total number of remaining installments to be paid. The first installment will be paid as soon as practicable after the designated payment date, with each additional installment being paid in the month of January of each succeeding year. All installment payments under the Plan will be classified as a single payment for purposes of Code Section 409A. Notwithstanding the foregoing, the Participant may elect to receive the amount credited to his Pre-2005 Excess 401(k) and Excess Matching Sub-Accounts (and/or his VAP Deferral Sub-Account) in the form of a single lump sum payment or in annual installments for a period of less than 10 years by filing a notice in writing, signed by the Participant and filed with the Plan Administrator while the Participant is alive and at least one year prior to the time he had elected to commence receiving payment of such Sub-Account. Any such election of the form of benefit may be changed at any time and from time to time, without the consent of any other person, by filing a later election in writing that is signed by the Participant and filed with the Plan
          Administrator while the Participant is alive and at least one year prior to the time he had elected to commence receiving payment of such Sub-Account. Any such lump sum payment shall be paid as soon as practicable following the designated payment date.

     (c) Form of Payment of Post-2004 Excess 401(k) and Matching Sub-Accounts. Except for amounts described in Section 3.01(e), the Participant shall elect a form of payment for his Post-2004 Excess 401(k) Sub-Account (which shall automatically apply to his Post-2004 Excess Matching Sub-Account) prior to December 31, 2004 (or when the Plan first becomes applicable to him, if later). He may elect to receive such Sub-Account in the form of a lump sum payment or in the form of annual installment payments (for 10 or fewer years), with the installment payments (if any) being calculated in accordance with the rules specified in Subsection (b), above. If the Participant does not make a timely election regarding the form of payment, his Post-2004 Excess 401(k) Sub-Account shall be distributed in the form of a single lump sum payment. Once made, the election (or deemed election) of a form of payment under this Subsection (c) may only be changed in the limited circumstances described in the following sentences. Notwithstanding the foregoing, a Participant may change his form of payment election (or deemed election) for his Post-2004 Excess 401(k) and Excess Matching Sub-Accounts by filing a subsequent notice in writing, signed by the Participant and filed with the Plan Administrator. Such election will not be effective unless (i) it is made not less than twelve months prior to the date that distribution would have been made absent such election, (ii) the previously elected payment date is automatically delayed for a period of five years (except for payments made on account of death or disability), (iii) such election will not take effect until at least twelve months after the date on which the election is made and (iv) unless otherwise permitted under Code
          Section 409A, the election does not accelerate the payment.

Section 6.04 Withdrawals.

     (a) Unforseeable Emergency Distributions. Notwithstanding any provision of the Plan to the contrary, the Plan Administrator may at any time, upon written request of the Participant, cause to be paid to such Participant an amount equal to all or any part of the

          Participant's Account if the Plan Administrator determines, in its absolute discretion based on such reasonable evidence that it shall require, that such a payment or payments is necessary for the purpose of alleviating the consequences of an Unforeseeable Emergency occurring with respect to the Participant. Payments made on account of an Unforeseeable Emergency shall be permitted only to the extent the amount does not exceed the amount reasonably necessary to satisfy the emergency need (plus an amount necessary to pay taxes or penalties reasonably anticipated as a result of the distribution) and may not be made to the extent such Unforeseeable Emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant's assets (to the extent such liquidation would not itself cause severe financial hardship). Unforeseeable Emergency distributions shall be paid to the Participant in the form of a lump sum payment as soon as practicable after such distribution request is approved and processed by the Plan Administrator.

     (b) Withdrawals Subject to a 10% Penalty. Notwithstanding any other provision of the Plan to the contrary, (i) a Participant who is an Employee may, at any time (and from time to time) elect in writing to receive a withdrawal from his Pre-2005 Additional Excess 401(k) Sub-Account and/or his VAP Deferral Sub-Account and (ii) a Participant who has ceased to be an Employee of the Controlled Group may also elect in writing to receive a withdrawal from his Pre-2005 Basic Excess 401(k) Sub-Account and/or his Pre-2005 Basic Excess Matching Sub-Account. Withdrawals under this Subsection shall be equal to the entire amount credited to any such Sub-Account, less 10%. Such 10% reduction shall be treated as a forfeiture hereunder and shall immediately be subtracted from the applicable Sub-Account, never to be restored. Such forfeitures shall inure to the benefit of the Employers and shall be used to pay Excess Retirement Benefits under the Plan and/or to pay the administrative expenses of the Plan.

Section 6.05 Other Payment Rules and Restrictions.

     (a) Payments From Post-2004 Sub-Accounts Violating Contractual Requirements. Notwithstanding any provision of the Plan to the contrary, the payment of all or any portion of the amounts payable hereunder from a Participant's Post-2004 Sub-Accounts will be deferred to the extent that the Employer reasonably anticipates that the making of such payment would violate a term of a loan agreement or other similar contract to which the Employer is a party and the violation will cause material harm to the Employer. The deferred amount shall become payable at the earliest date at which the Employer reasonably anticipates that making the payment will not cause such violation, or such violation will not cause material harm to the Employer.

     (b) Payments Violating Applicable Law. Notwithstanding any provision of the Plan to the contrary, the payment of all or any portion of the amounts payable hereunder will be deferred to the extent that the Employer reasonably anticipates that the making of such payment would violate Federal securities laws or other applicable law (provided that the making of a payment that would cause income taxes or penalties under the Code shall not be treated as a violation of applicable law). The deferred amount shall become payable at the earliest date at which the Employer reasonably anticipates that making the payment will not cause such violation.

     (c) Small Sub-Accounts. Notwithstanding any provision of the Plan to the contrary, (i) in the event that the sum of a Participant's Pre-2005 Sub-Account balances do not exceed $10,000 on the date of the Participant's termination of employment with the Controlled Group, such Sub-Accounts shall automatically be paid to him in a single lump sum payment on the date of his termination of employment with the Controlled Group and (ii) in the event that the sum of a Participant's Post-2004 Sub-Account balances (plus any amounts that are required to be aggregated therewith under Code Section 409A) do not exceed $10,000 on the date of the Participant's Termination of Employment, such Sub-Accounts shall automatically be paid to him in a single lump sum payment at the latest of (A) the date of his Termination of Employment, (B) the date on which all amounts allocable to the Participant's Account for the year of such termination have been credited to such Sub-Accounts (but in no event later than March 15th of the year following his Termination of Employment) or (C) the end of the 6-month period described in Subsection (e) below for Key Employees.

     (d) Insolvency. Notwithstanding any provision of the Plan to the contrary, an Employer shall not be required to make any payment hereunder to any Participant or Beneficiary if the Employer is Insolvent at the time such payment is due to be made or if the payment would jeopardize the solvency of the Employer; provided that the payment shall be made during the first calendar year in which the funds of the Employer are sufficient to make the payment without jeopardizing the solvency of the Employer.

     (e) Key Employees. Notwithstanding any provision of the Plan to the contrary, distributions of Post-2004 Sub-Accounts to Key Employees made on account of a Termination of Employment may not be made before the date that is six months after such Termination of Employment (or, if earlier, the date of death) except for payments made on account of
          (i) a QDRO (as specified in Section 8.05) or (ii) a conflict of interest or the payment of FICA taxes (as specified in Subsection (g) below). Any Benefits that are otherwise payable to the Key Employee during the 6-month period following his Termination of Employment shall be accumulated and paid as soon as practicable following the end of such 6-month period.

     (f) Time of Payment/Processing. All payments under the Plan shall be made on, or as soon as practicable after, the specified payment date (and, in any event, no later than December 31 of the year that includes the specified payment date or, if later, by the 15th day of the third calendar month following the specified payment date). Notwithstanding the foregoing, if the calculation of the amount payable from the Post-2004 Sub-Accounts is not administratively practicable due to events beyond the control of the Employer and the Participant, the payment shall be made during the first calendar year in which the payment is administratively practicable.

     (g) Acceleration of Payments. Notwithstanding any provision of the Plan to the contrary, payments of Post-2004 Sub-Accounts hereunder may be accelerated (i) to the extent necessary to comply with a certificate of divestiture (as defined in Code Section 1043(b)(2)) or (ii) to the extent necessary to pay the FICA taxes imposed on Benefits hereunder under Code Section 3101, and the income withholding taxes related thereto. Payments may also be accelerated if the Plan (or a portion thereof) fails to satisfy the requirements of Code Section 409A; provided that the amount of such payment may not exceed the amount required to be included as income as a result of the failure to comply with Code Section 409A.

Section 6.06 Liability for Payment/Expenses. The Employer by which the Participant was last employed prior to his payment commencement date under the Plan shall pay all Excess Retirement Benefits hereunder to or on behalf of such Participant, but such Employer's liability shall be limited to its proportionate share of such amount, as hereinafter provided. If the Excess Retirement Benefits payable to or on behalf of a Participant are based on the Participant's employment with more than one Employer, the liability for such Benefits shall be shared by all such Employers (by reimbursement to the Employer making such payment) as may be agreed to among them in good faith (taking into consideration the Participant's service and Compensation paid by each such Employer) and as will permit the deduction (for purposes of federal income tax) by each such Employer of its portion of the payments made and to be made hereunder. Expenses of administering the Plan shall be paid by the Employers, as directed by the Company.

                                  ARTICLE VII.
                                 BENEFICIARIES

Section 7.01 Beneficiary Designations. A designation of a Beneficiary hereunder may be made only by an instrument (in form acceptable to the Plan Administrator) signed by the Participant and filed with and received by the Plan Administrator prior to the Participant's death. Separate Beneficiary designations may be made for (i) the Excess 401(k) and Matching Benefits, (ii) the VAP Deferral Benefits and (iii) the Excess Profit Sharing Benefits. In the absence of such a designation and at any other time when there is no existing Beneficiary designated hereunder, the Beneficiary of a Participant for his Excess Retirement Benefits shall be the estate of the last to die of the Participant and his Beneficiaries. If two or more persons designated as a Participant's Beneficiary are in existence with respect to a single Sub-Account, the amount of any payment to the Beneficiary under this Plan shall be divided equally among such persons unless the Participant's designation specifically provides for a different allocation. Any change in Beneficiary shall be made by giving written notice thereof to the Plan Administrator and any change shall be effective only if received by the Plan Administrator prior to the death of the Participant.

Section 7.02 Distributions to Beneficiaries. The Excess Retirement Benefit payable to a Participant's Beneficiary under this Plan shall be equal to the balance in the applicable Sub-Account on the date of the distribution of the Account to the Beneficiary. Excess Retirement Benefits payable to a Beneficiary shall be paid in the form of a lump sum payment made as soon as practicable following the death of the Participant.

                                  ARTICLE VIII.
                                  MISCELLANEOUS

Section 8.01 Liability of Employers. Nothing in this Plan shall constitute the creation of a trust or other fiduciary relationship between an Employer and any Participant, Beneficiary or any other person.

Section 8.02 Limitation on Rights of Participants and Beneficiaries - No Lien. The Plan is designed to be an unfunded, nonqualified plan. Nothing contained herein shall be deemed to create a trust or lien in favor of any Participant or Beneficiary on any assets of an Employer. The Employers shall have no obligation to purchase any assets that do not remain subject to the claims of the creditors of the Employers for use in connection with the Plan. No Participant or Beneficiary or any other person shall have any preferred claim on, or any beneficial ownership interest in, any assets of an Employer prior to the time that such assets are paid to the Participant or Beneficiary as provided herein. Each Participant and Beneficiary shall have the status of a general unsecured creditor of his Employer.

Section 8.03 No Guarantee of Employment. Nothing in this Plan shall be construed as guaranteeing future employment to Participants. A Participant continues to be an Employee of the Employers solely at the will of the Employers subject to discharge at any time, with or without cause.

Section 8.04 Payment to Guardian. If a Benefit payable hereunder is payable to a minor, to a person declared incompetent or to a person incapable of handling the disposition of his property, the Plan Administrator may direct payment of such Benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Plan Administrator may require such proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution of the Benefit. Such distribution shall completely discharge the Employers from all liability with respect to such Benefit.

Section 8.05 Anti-Assignment/Early Payment in the Event of a QDRO.

     (a) Subject to Subsection (b), no right or interest under this Plan of any Participant or Beneficiary shall be assignable or transferable in any manner or be subject to alienation, anticipation, sale, pledge, encumbrance or other legal process or in any manner be liable for or subject to the debts or liabilities of the Participant or Beneficiary.

     (b) Notwithstanding the foregoing, the Plan Administrator shall honor a qualified domestic relations order ("QDRO") from a state domestic relations court which requires the payment of all or a part of a Participant's or Beneficiary's Account under this Plan to an "alternate payee" as defined in Code Section 414(p).

Section 8.06 Severability. If any provision of this Plan or the application thereof to any circumstance(s) or person(s) is held to be invalid by a court of competent jurisdiction, the remainder of the Plan and the application of such provision to other circumstances or persons shall not be affected thereby.

Section 8.07 Adoption by Other Employers. Any member of the Controlled Group that is an Employer under the Savings Plan may adopt this Plan with the consent of the Benefits

Committee by executing an instrument evidencing its adoption of this Plan on the order of its Board of Directors (or the applicable committee of such Board of Directors) (or its delegate) and filing a copy thereof with the Company. Such adoption may be subject to such terms and conditions as the Benefits Committee requires or approves.

Section 8.08 Effect on other Benefits. Benefits payable to or with respect to a Participant under the Savings Plan or any other Employer-sponsored (qualified or nonqualified) plan, if any, are in addition to those provided under this Plan.

                                  ARTICLE IX.
                             ADMINISTRATION OF PLAN

Section 9.01 Administration. The Plan shall be administered by the Plan Administrator. The Plan Administrator shall have the discretion to interpret where necessary all provisions of the Plan (including, without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities in, the language of the Plan), to make factual findings with respect to any issue arising under the Plan, to determine the rights and status under the Plan of Participants, or other persons, to resolve questions (including factual questions) or disputes arising under the Plan and to make any determinations with respect to the benefits payable under the Plan and the persons entitled thereto as may be necessary for the purposes of the Plan. Without limiting the generality of the foregoing, the Plan Administrator is hereby granted the authority (i) to determine whether a person is a Participant, and (ii) to determine if a person is entitled to Excess Retirement Benefits hereunder and, if so, the amount and duration of such Benefits. The Plan Administrator's determination of the rights of any person hereunder shall be final and binding on all persons, subject only to the provisions of Sections
9.03 and 9.04 hereof. The Plan Administrator may delegate any of its administrative duties, including, without limitation, duties with respect to the processing, review, investigation, approval and payment of Excess Retirement Benefits, to a named administrator or administrators. Pursuant to this delegation power, the Company has appointed the Administrative Committee under the Savings Plan (as it exists from time to time) as the Plan Administrator of this Plan.

Section 9.02 Regulations. The Plan Administrator shall promulgate any rules and regulations it deems necessary in order to carry out the purposes of the Plan or to interpret the provisions of the Plan; provided, however, that no rule, regulation or interpretation shall be contrary to the provisions of the Plan. The rules, regulations and interpretations made by the Plan Administrator shall, subject to the provisions of Sections 9.03 and 9.04 hereof, be final and binding on all persons.

Section 9.03 Claims and Appeals Procedures.

     (a) The Plan Administrator shall determine the rights of any person to any Excess Retirement Benefits hereunder. Any person who believes that he has not received the Excess Retirement Benefits to which he is entitled under the Plan must file a claim in writing with the Plan Administrator specifying the basis for his claim and the facts upon which he relies in making such a claim. Such a claim must be signed by the claimant or his duly authorized representative (the "Claimant").

     (b) Whenever the Plan Administrator denies (in whole or in part) a claim for benefits under the Plan, the Plan Administrator shall transmit a written notice of such decision to the Claimant, no later than 90 days after the receipt of a claim (plus an additional period of 90 days if required for processing, provided that notice of the extension of time is given to the claimant within the first 90 day period). Such notice shall be written in a manner calculated to be understood by the Claimant and shall state (i) the specific reasons for the denial; (ii) specific reference to pertinent Plan provisions on which the denial is based; (iii) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and (iv) an explanation of the Plan's claim review procedure. and the time limits applicable thereto (including a statement of the Claimant's right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review.

     (c) Within 60 days after receipt of denial of a claim, the Claimant must file with the Plan Administrator a written request for a review of such claim. If such an appeal is not filed within such 60-day period, the Claimant shall be deemed to have acquiesced in the original decision of the Plan Administrator on his claim. If such an appeal is so filed within such 60 day period, a named fiduciary designated by the Plan Administrator shall conduct a full and fair review of such claim. During such review, the Claimant shall be given the opportunity to review documents that are pertinent to his claim and to submit issues and comments in writing. For this purpose, the named fiduciary shall have the same power to interpret the Plan and make findings of fact thereunder as is given to the Plan Administrator under Section
          9.01 above. The named fiduciary shall mail or deliver to the Claimant a written decision on the matter based on the facts and the pertinent provisions of the Plan within 60 days after the receipt of the request for review (unless special circumstances require an extension of up to 60 additional days, in which case written notice of such extension shall be given to the Claimant prior to the commencement of such extension). Such decision (i) shall be written in a manner calculated to be understood by the Claimant, (ii) shall state the specific reasons for the decision and the specific Plan provisions on which the decision was based and (iii) shall, to the extent permitted by applicable law, be final and binding on all interested persons. In addition, the notice of adverse determination shall also include statements that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of all documents, records and other information relevant to the Claimant's claim for benefits and a statement of the Claimant's right to bring a civil action under Section 502(a) of ERISA.

Section 9.04 Revocability of Plan Administrator/ Employer Action. Any action taken by the Plan Administrator or an Employer with respect to the rights or benefits under the Plan of any person shall be revocable by the Plan Administrator or the Employer as to payments not yet made to such person. In addition, the acceptance of any Excess Retirement Benefits under the Plan constitutes acceptance of and agreement to the Plan Administrator's or the Employer's making any appropriate adjustments in future payments to they payee (or to recover from such person) any excess payment or underpayment previously made to him.

Section 9.05 Amendment. The Company (with the approval or ratification of the Benefits Committee) may at any time (without the consent of an Employer) authorize the amendment of any or all of the provisions of this Plan, except that (a) no such amendment may adversely affect any Participant's Excess Retirement Benefit as of the date of such amendment and
(b) no such amendment may suspend the crediting of earnings on the balance of a Participant's Account, until the entire balance of such Account has been distributed, in either case, without the prior written consent of the affected Participant. Any amendment shall be in the form of a written instrument executed by an officer of the Company on the order of the Benefits Committee. Subject to the foregoing provisions of this Section, such amendment shall become effective as of the date specified in such instrument or, if no such date is specified, on the date of its execution.

Section 9.06 Termination.

     (a) The Board of Directors of the Company (or the Compensation Committee), in its sole discretion, may terminate this Plan at any time and for any reason whatsoever, except that, subject to Subsection (b) hereof,
          (i) no such termination may adversely affect any Participant's Excess Retirement Benefit as of the date of such termination, and (ii) no such termination may suspend the crediting of earnings on the balance of a Participant's Account, until the entire balance of such Account has been distributed, in either case, without the prior written consent of the affected Participant. Any such termination shall be expressed in the form of a written instrument executed by an officer of the Company on the order of the Board (or Compensation Committee, as applicable). Subject to the foregoing provisions of this Subsection, such termination shall become effective as of the date specified in such instrument or, if no such date is specified, on the date of its execution. Written notice of any termination shall be given to the Participants as soon as practicable after the instrument is executed.

     (b) Notwithstanding anything in the Plan to the contrary, to the extent permitted under Code Section 409A, in the event of a termination of the Plan, the Company, in its sole and absolute discretion (but with the consent of the Benefits Committee or the Compensation Committee), shall have the right to change the time and form of distribution of Participants' Excess Retirement Benefits, including requiring that all amounts credited to Participant's Accounts hereunder be immediately distributed in the form of a lump sum payment.

     (c) Any Employer (other than the Company) that adopts the Plan may elect to withdraw from the Plan and such withdrawal shall constitute a termination of the Plan as to such Employer; provided, however, that such terminating Employer shall continue to be an Employer for the purposes hereof as to Participants or Beneficiaries to whom it owes obligations hereunder. Such withdrawal and termination shall be expressed in an instrument executed by the terminating Employer on authority of its Board of Directors (or the applicable Committee thereof) and filed with the Company, and shall become effective as of the date designated in such instrument or, if no such date is specified, on the date of its execution. Notwithstanding any other provision of the Plan, if an Employer (other than the Company) ceases to be a member of the Controlled Group, to the extent permitted by Code Section 409A, the Plan shall automatically terminate with respect to such Employer and all amounts credited to the Accounts of Employees of such Employer shall be immediately payable in the form of a lump sum payment.

                Executed, this 8th day of February, 2006.

                                        THE NORTH AMERICAN COAL CORPORATION


                                        By: /s/ Charles A. Bittenbender
                                            ------------------------------------
                                        Title: Assistant Secretary
                                               ---------------------------------